Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:

Bill Davis
Perficient, Inc.
(314) 995-8822
bill.davis@perficient.com

PERFICIENT, INC. REPORTS FIRST QUARTER 2003 RESULTS

AUSTIN, Texas – April 29, 2003 – Perficient, Inc. (NASDAQ: PRFT), a leading eBusiness solutions provider to Global 3000 companies in the central United States, today reported financial results for the quarter ended March 31, 2003.

Financial Highlights

•                  Revenue excluding reimbursed expenses was up 103% to $7,143,000 versus $3,523,000 in the first quarter of 2002. Revenue for the first quarter of 2003 includes software revenue of $1,398,000.

•                  Reported net loss was $85,000 and the net loss available to common stockholders was $132,000 or a $0.01 loss per share compared to a net loss per share of $0.27 during the first quarter of 2002. The net loss for the first quarter of 2003 includes intangibles amortization of $338,000 and non-cash stock compensation of $42,000.

•                  Gross margin as a percentage of revenue excluding reimbursed expenses was 37%, compared to 41% in the first quarter of 2002.

•                  EBITDA was $663,000 for the first quarter of 2003, compared to $(112,000) during the first quarter of 2002.  EBITDA for the first quarter of 2003 includes $42,000 of non-cash stock compensation expense.

“Q1 was a great quarter for Perficient,” said Jack McDonald, chairman and chief executive.  “We achieved meaningful growth in revenue and EBITDA, and our earnings per share were positive after excluding $0.04 of non-cash stock compensation, depreciation and amortization,” he added. “Our success resulted from stabilizing demand for e-business consulting services, our stringent cost controls and our effectiveness selling industry-leading IBM middleware and portal software products.”

Other Q1 2003 Highlights

Among other Q1 2003 highlights, Perficient:

•                 Added new customer relationships and follow-on projects with leading companies including: AAA Michigan, Anheuser-Busch, Exelon, Express-Scripts, KV Pharmaceuticals, Maytag Corporation, MetLife, Nestle-Purina, Paragon Life Insurance, Pioneer Seed, Prime Therapeutics, Thrivent Financial Services, Union Bank of California, and Wells Fargo Mortgage Company.

•                 Developed and launched in partnership with IBM vertical portal solutions for the insurance, health care and franchise-based retail industries that increase efficiencies, reduce operating costs and strengthen relationships with customers, employees and business partners.

“IBM is increasingly focused on delivering technology solutions through the channel,” said Jeffrey Davis, chief operating officer. “As a Premier Partner, we’re positioned well to benefit from that trend. Our success in selling and delivering IBM-based solutions and software is a testament to our strong partnership with IBM.”

About Perficient

Perficient provides eBusiness solutions to Global 3000 companies in the Central United States. Perficient helps clients acquire and strengthen customer relationships, reduce costs and empower employees by creating an Enabled Enterprise: a Web-based infrastructure and dynamically integrated business applications that extend enterprise technology assets to customers, employees, suppliers and partners. Perficient’s more than 140 professionals serve its clients from five Solutions Centers in the Central United States and Canada. Perficient’s partners are leading eBusiness technology and services providers including IBM, Sun, Microsoft, Oracle, Digex, Vignette, Gauss, Stellent, Pinnacor and Autonomy. For more information, visit Perficient’s Website at http://www.perficient.com/ .

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Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA to assist investors in analyzing Perficient’s financial position and results of operations.  These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures.  The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to operating income (loss) and net income (loss) is included in the unaudited consolidated statements of operations.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2002	2003
	(unaudited)
Revenue
Services	$3,512,155	$5,745,310
Software	10,410	1,397,835
Reimbursable expenses	367,426	462,592
Total revenue	3,889,991	7,605,737

Cost of revenue
Project personnel costs	1,984,046	3,206,273
Software costs	8,758	1,196,750
Reimbursable expenses	367,426	462,592
Other project related expenses	90,678	73,196
Gross margin	1,439,083	2,666,926

Selling, general and administrative	1,457,208	1,962,226
Stock compensation	51,045	41,869
Restructuring, severance and other	42,674	—
EBITDA(1)	(111,844)	662,831

Depreciation	88,068	201,162
Intangibles amortization	287,499	337,500
Income (loss) from operations	(487,411)	124,169
Interest income	11,128	1,004
Interest expense	(23,486)	(74,588)
Other	(56)	(5,965)
Income (loss) before income taxes	(499,825)	44,620
Provision for income taxes	—	130,000
Net loss	$(499,825)	$(85,380)

Beneficial conversion charge on preferred stock	(1,180,480)	—
Accretion of dividends on preferred stock	(29,216)	(46,830)
Net loss available to common stockholders	$(1,709,521)	$(132,210)

Basic and diluted net loss per share	$(0.27)	$(0.01)

Shares used in computing basic net income (loss) per share	6,296,711	8,947,792

Shares used in computing diluted net income (loss) per share	8,727,577	14,367,427

(1)          EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income (loss) or GAAP net income (loss).  EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2002	March 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash	$1,525,002	$1,486,226
Accounts receivable, net	3,938,373	5,174,263
Other current assets	382,542	291,398
Total current assets	5,845,917	6,951,887
Net property and equipment	1,211,018	1,067,490
Net intangible assets	12,380,039	12,042,540
Other noncurrent assets	156,129	137,524
Total assets	$19,593,103	$20,199,441

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$426,686	$642,633
Line of credit	540,011	706,293
Current portion of capital lease obligation	235,034	239,429
Other current liabilities	2,304,433	2,673,587
Current portion of note payable to related party	485,477	431,353
Total current liabilities	3,991,641	4,693,295
Note payable to related party	745,318	759,380
Capital lease obligation, less current portion	334,661	273,398
Total liabilities	5,071,620	5,726,073
Commitments and contingencies
Stockholders’ equity:
Preferred stock	3,095	2,885
Common stock	10,537	10,749
Additional paid-in capital	75,993,344	75,992,168
Unearned stock compensation	(164,773)	(121,730)
Accumulated other comprehensive loss	(35,366)	(39,970)
Retained deficit	(61,285,354)	(61,370,734)
Total stockholders’ equity	14,521,483	14,473,368
Total liabilities and stockholders’ equity	$19,593,103	$20,199,441